EXHIBIT 1.01

Movado Group, Inc.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2021

This Conflict Minerals Report (“Report”) is submitted by Movado Group, Inc. (together with all of its subsidiaries hereinafter referred to as the “Company” or “we”) for the calendar year ended December 31, 2021 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to what are referred to as “conflict minerals” under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products containing conflict minerals which are necessary to the functionality or production of their products. Specifically, the Rule requires such companies to report on their use and sourcing of tantalum, tin, tungsten and gold (collectively “3TG”).

Under the Rule, the Company must submit a Form SD and undertake an inquiry (a “reasonable country of origin inquiry” or “RCOI”) to determine whether there is any reason to believe that the 3TG used in its products may have originated from sources within the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (the “Covered Countries”) or whether such minerals came from recycled and scrap sources. If, following the RCOI, there is any reason to believe that any of the 3TG in its production and supply chains may have originated in the Covered Countries, or if the Company is unable to determine the country of origin of the 3TG, then it must exercise due diligence on the 3TG’s source and chain of custody. This Report, which is posted on the Company’s website at www.movadogroup.com, describes those due diligence measures. This Report has not been subject to an independent private sector audit.

1.   Company Overview

The Company and its Products

The Company designs, develops, sources and sells watches globally under a number of prominent, owned and licensed brands. It also designs, develops, sources and sells jewelry and other accessories under certain of its brands. We conducted an analysis of all our products and determined that most contain tin and many contain gold. To a limited extent, some contain tungsten and tantalum. Tin is present in soldering paste, which is used principally in watch movements, and is also used in various component parts containing bronze, galvanic blue plating, black PVD plating and ionic plated silver. Certain of our watches contain parts made of gold and many use gold plated component parts, including primarily cases and bracelets. Some of our watches use tungsten, which is present in tungsten carbide, principally in hard metal cases and bracelets and in some black PVD plating. Some of our watch movement capacitors (devices used to store electric charges) contain tantalum.

Supply chain

The Company uses independent manufacturers and assemblers to produce all of its finished products while maintaining quality control through its supply chain organizations in Switzerland, Mainland China and Hong Kong. A majority of the Swiss watch movements used in the manufacture of the Company’s proprietary watch brands are purchased from two movement suppliers. The Company obtains other watch components for all of its brands, including movements for its licensed watch brands, as well as cases, hands, crystals, dials, bracelets and straps, and finished jewelry and other accessories from various other suppliers. The Company purchases some of the gold used in certain component parts in its watches directly from UBS in Switzerland, which it makes available to some of its suppliers and, otherwise, its suppliers obtain gold used in parts and for plating from their own suppliers.

The Company’s standard form of agreement for use with its component parts and finished goods suppliers obligates the suppliers to provide the Company with all information requested related to the source of any 3TG used in the production of the products they supply and to use their best efforts to obtain such information from all of their subcontractors and sub-suppliers. However, because of the Company’s position as a downstream purchaser of finished products and component parts, we are several tiers removed from the smelters and the refineries where the 3TG is processed. Consequently, we have little, if any, visibility beyond our direct suppliers to entities in the upstream supply chain.  Therefore, in addition to contractually obligating our direct suppliers to furnish and to use their best efforts to obtain all requested information pertaining to 3TG use, we have communicated to all of our direct suppliers what our reporting obligations are in this area and the need for full and accurate information, with the goal of ultimately achieving complete transparency throughout our entire supply chain. We also communicate to our suppliers a Vendor Code of Conduct, including a supplementary Supply Chain Policy based on the Organisation for Economic Co-operation and Development (“OECD”) Model Supply Chain Policy for a Responsible Global Supply Chain and a supplementary Supply Chain Policy Regarding Gold. The Vendor Code of Conduct, together with the supplementary supply chain and gold policies, is available on our website at www.movadogroup.com under “Corporate Responsibility”.

2.   Reasonable Country of Origin Inquiry

In conducting our RCOI, we contacted direct suppliers (56 in total) from whom we obtained assembled watches, jewelry, other accessories and any component parts in calendar year 2021 and whose parts or processes we determined reasonably could be expected to result in 3TG being contained in our finished products. We sent each of them the conflict mineral reporting template (CMRT) created by the Conflict-Free Sourcing Initiative (now known as the Responsible Minerals Initiative or RMI) and received completed CMRTs from all but three of them. Of the remaining three suppliers, two submitted documentation in another form, and one did not submit a response at all. We then assessed the reasonableness and reliability of the responses, including analyzing such responses for completeness and internal consistency. Where necessary, we sent follow-up requests for additional information and clarification to suppliers whose responses were incomplete or internally inconsistent. We also requested from all suppliers the identity of every smelter and gold refinery used to process the 3TG in the products supplied by them, or confirmation that all such 3TG were from scrap or recycled material, and whenever necessary requested that they contact their upstream suppliers for this information. From this process, we were able to discover refineries and smelters (listed in the table under section 3.2 below) used by 31 (79%) of the 39 suppliers who indicated that we purchase from them any product containing 3TG. However, some of those 31 suppliers were not able to identify all of the smelters and refineries from which 3TG was sourced for use in our products. 165 of the 375 (44%) refineries and smelters that were identified by those 31 suppliers either are RMI-conformant, which indicates compliance with a Responsible Minerals Assurance Process (“RMAP”) audit by RMI or participation in one of RMI’s cross-recognized certification programs such as the Responsible Jewelry Program Chain-of-Custody Certification, or are RMI-active, which indicates that they have committed to undergo an RMAP assessment, have completed the relevant documents, and have scheduled the on-site assessment. The 31 suppliers who identified refineries and smelters also identified the location by country (listed in the table under section 3.2 below) of those smelters and refineries. Beyond this, however, none of our suppliers who responded were able to definitively identify the country of origin of its 3TG. Additionally, as noted above, one supplier did not respond to our inquiries. Accordingly, the information we have gathered is insufficient to support a determination that there is no reason to believe that any 3TG contained in our products may have originated in any of the Covered Countries. For that reason, we are required under the Rule to submit this Report as an Exhibit to our Form SD.

3.   Due Diligence Process

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten.

3.1   Management Systems

As discussed above, the Company has adopted a Supply Chain policy and a separate Supply Chain policy regarding gold as supplements to its Vendor Code of Conduct.

With the support of the Company’s senior management, we have established a cross-functional team charged with developing and implementing the Company’s conflict minerals program and overseeing compliance with its supply chain policies. That team comprises executive-level representatives and subject matter experts in the United States, Switzerland and Asia from various departments, including Global Value Chain, Purchasing and Production, Operations, Quality Assurance, Internal Audit, Legal and Finance. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

The Company does not have a direct relationship with any 3TG smelters or refiners. Therefore, the focus of our efforts has been to engage our direct suppliers in a process designed to bring transparency to our supply chain by obtaining information from them and having them and their suppliers obtain information from their respective upstream suppliers as to the facilities used to process the 3TG contained in our products. It is an ongoing process as we continue to both inform and educate our suppliers about our policies and aggregate and analyze the information we obtain. All such information is retained in electronic format on a password protected shared access drive on the Company’s computer network. Our ultimate goal is for all of our suppliers to be able to furnish us with complete, accurate and reliable information as to all of the upstream actors in our supply chain and we encourage them to participate in and to deal exclusively with other suppliers who participate in industry-wide audit and certification programs such as the RMAP. Our controls in this endeavor include our Vendor Code of Conduct and our related supply chain policies as well as contract provisions.

In addition to the foregoing, our Swiss- and Asia-based supply chain personnel have identified responsible individuals at all of our key suppliers and continue to dialogue with them concerning our informational needs and suggest ways for them to comply with our policies.

Due to the Company’s downstream position in the supply chain, we have limited information or visibility as to the smelters and refineries processing our 3TG or the mines where those minerals originate and, therefore, are not likely to have knowledge of conflict financing. However, the Company does have established grievance procedures whereby employees and suppliers can report suspected violations of our policies.

3.2   Identification and assessment of risk in the supply chain

The Company identifies and assesses risk in our supply chain by identifying the 3TG present in our products; identifying the suppliers of those products; and obtaining and assessing all relevant information that is reasonably available from those suppliers and indirectly from their upstream suppliers as to the origin of such 3TG and the identity of the smelters and refineries processing them. This process includes, where we have obtained the identity of a particular smelter or refinery, checking the name of such smelter or refinery against the RMI’s lists of smelters and refineries that have been certified as processing only conflict-free minerals.

As noted above, we were able to identify refineries and smelters used by 31 of the 39 suppliers who reported that we purchased from them any product containing 3TG. These refineries and smelters are listed below.

Refinery or Smelter Name	3TG Material
8853 S.p.A.*	Gold
A.L.M.T. Corp.*	Tungsten
Abington Reldan Metals, LLC**	Gold
ACL Metais Eireli*	Tungsten
Advanced Chemical Company*	Gold
Aida Chemical Industries Co., Ltd.*	Gold
Al Etihad Gold Refinery DMCC*	Gold
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	Tungsten
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold
Almalyk Mining and Metallurgical Complex (AMMC)*	Gold
Alpha*	Tin
An Thai Minerals Co., Ltd.	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
AngloGold Ashanti Corrego do Sitio Mineracao*	Gold
Arco Alloys	Tin
Argor-Heraeus S.A.*	Gold
ARY Aurum Plus	Gold
Asahi Pretec Corp.*	Gold
Asahi Refining Canada Ltd.*	Gold
Asahi Refining USA Inc.*	Gold
Asaka Riken Co., Ltd.*	Gold
Asia Tungsten Products Vietnam Ltd.*	Tungsten
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
AU Traders and Refiners	Gold
Aurubis AG*	Gold
Bangalore Refinery Pvt Ltd*	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold
Boliden AB*	Gold
C. Hafner GmbH + Co. KG*	Gold
Caridad	Gold
CCR Refinery - Glencore Canada Corporation*	Gold
Cendres + Mtaux SA*	Gold
CGR Metalloys Pvt Ltd.	Gold
Chimet S.p.A.*	Gold
Chofu Works	Tin
Chongyi Zhangyuan Tungsten Co., Ltd.	Gold, Tungsten
Chugai Mining*	Gold
CNMC (Guangxi) PGMA Co., Ltd.	Tungsten, Tin
Cooperativa Metalurgica de Rondônia Ltda.	Tin

Refinery or Smelter Name	3TG Material
CP Metals Inc.	Tungsten
CV Ayi Jaya	Tin
CV Dua Sekawan	Tin
CV Gita Pesona	Tin
CV Serumpun Sebalai	Tin
CV United Smelting	Tin
CV Venus Inti Perkasa**	Tin
DAIDO STEEL	Tungsten
Daye Non-Ferrous Metals Mining Ltd.	Gold
Degussa Sonne / Mond Goldhandel GmbH	Gold
Dijilah Gold Refinery FZC	Gold
DODUCO Contacts and Refining GmbH*	Gold
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin
Dongguan City Xida Soldering Tin Products Co.	Tin
Dowa*	Gold, Tin
DS Pretech Co., Ltd.	Gold
DSC (Do Sung Corporation)*	Gold
Eco-System Recycling Co., Ltd. East Plant*	Gold
Eco-System Recycling Co., Ltd. North Plant*	Gold
Eco-System Recycling Co., Ltd. West Plant*	Gold
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Elemetal Refining LLC	Gold
EM Vinto*	Tin
Emirates Gold DMCC*	Gold
Estanho de Rondonia S.A.*	Tin
Fenix Metals*	Tin
Fujairah Gold FZC	Gold
Fuji Metal Mining Corp.	Tin
Fujian Jinxin Tungsten Co., Ltd.	Tungsten
Ganzhou Beseem Ferrotungsten Co., Ltd.	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten
GCC Gujrat Gold Centre Pvt. Ltd.	Gold
Geib Refining Corporation*	Gold
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin
Gejiu Fengming Metallurgy Chemical Plant	Tin
Gejiu Jinye Mineral Company	Tin
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin
Gejiu Yunxi Group Corp.	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.*	Tin
Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold
Great Wall Precious Metals Col, Ltd. of CBPM	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Tin
Guangdong Hua Jian Trade Co., Ltd.	Gold
Guangdong Jinding Gold Limited	Gold
Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten
GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	Tin
Guangxi Nonferrous Metals Group	Tin
Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	Tin
Guoda Safina High-Tech Environmental Refinery	Gold
Hang Seng Technology	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold

Refinery or Smelter Name	3TG Material
Heimerle + Meule GmbH*	Gold
Henan Yuguang Gold & Lead Co., Ltd.	Gold
Heraeus Germany GmbH Co. KG*	Gold
Heraeus Metals Hong Kong Ltd.*	Gold
Hetai Gold Mineral Guangdong Co., Ltd.	Gold
Hezhou Jinwei Tin Co., Ltd.	Tin
Hongqiao Metals (Kunshan) Co., Ltd.	Tin
Hop Hing electroplating factory Zhejiang	Gold
HuiChang Hill Tin Industry Co., Ltd.*	Tin
Huichang Jinshunda Tin Co., Ltd.	Tin
Hulterworth Smelter	Tin
Hunan Chenzhou Mining Co., Ltd.	Gold
Hunan Chenzhou Mining Group Co., Ltd.*	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten
Hunan Guiyang Yinxing Nonferrous Smelting Co., Ltd.	Gold
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten
Hung Cheong Metal Manufacturing Limited	Gold
HwaSeong CJ CO., LTD.	Gold
Hydrometallurg, JSC*	Tungsten
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold
International Precious Metal Refiners	Gold
Ishifuku Metal Industry Co., Ltd.*	Gold
Istanbul Gold Refinery*	Gold
Italpreziosi*	Gold
Japan Mint*	Gold
Jiang Jia Wang Technology Co.	Tin
Jiangxi Copper Co., Ltd.*	Gold
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten
Jiangxi Ketai Advanced Material Co., Ltd.	Tin
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Nanshan	Tin
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tin
Jin Jinyin Refining Co., Ltd.	Gold
Jinlong Copper Co., Ltd.	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold
JSC Uralelectromed	Gold
Ju Tai Industrial Co., Ltd.	Tin
JX Nippon Mining & Metals Co., Ltd.*	Gold
Kaloti Precious Metals	Gold
Kazakhmys Smelting LLC	Gold
Kazzinc*	Gold
Kennametal Fallon*	Tungsten
Kennametal Huntsville*	Tungsten
Kennecott Utah Copper LLC*	Gold
KGETS Co., Ltd.*	Tungsten
KGHM Polska Miedz Spolka Akcyjna*	Gold
Kojima Chemicals Co., Ltd.*	Gold
Korea Zinc Co., Ltd.*	Gold
Kosak Seiren	Gold

Refinery or Smelter Name	3TG Material
Kyrgyzaltyn JSC	Gold
Kyshtym Copper-Electrolytic Plant ZAO	Gold
L'azurde Company For Jewelry	Gold
LIAN JING	Tin
Lianyou Metals Co., Ltd.*	Tungsten
Lingbao Gold Co., Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
L'Orfebre S.A.*	Gold
LS-NIKKO Copper Inc.*	Gold
LT Metal Ltd.*	Gold
Luna Smelter, Ltd.*	Tin
M/s ECO Tropical Resources	Tin
Ma An Shan Shu Guang Smelter Corp.	Tin
Ma'anshan Weitai Tin Co., Ltd.*	Tin
Magnu's Minerais Metais e Ligas Ltda.*	Tin
Malaysia Smelting Corporation (MSC)*	Tin
Malipo Haiyu Tungsten Co., Ltd.*	Tungsten
Marsam Metals*	Gold
Materials Eco-Refining Co., Ltd.	Tin
Materion*	Gold
Matsuda Sangyo Co., Ltd.*	Gold
Mehra Ferro-Alloys Pvt. Ltd.	Tungsten
Melt Metais e Ligas S.A.	Tin
Metahub Industries Sdn. Bhd.	Tin
Metallic Resources, Inc.*	Tin
Metallo Belgium N.V.*	Tin
Metallo Chimique	Tin
Metallo Spain S.L.U.*	Tin
Metalor Switzerland*	Gold
Metalor Technologies (Hong Kong) Ltd.*	Gold
Metalor Technologies (Singapore) Pte., Ltd.*	Gold
Metalor Technologies (Suzhou) Ltd.*	Gold
Metalor USA Refining Corporation*	Gold
Metalurgica Met-Mex Peoples, S.A. de C.V*	Gold
Minchali Metal Industry Co., Ltd.	Tin
Mineracao Taboca S.A.*	Tin
Ming Li Jia smelt Metal Factory	Tin
Minsur*	Tin
Mitsubishi Materials Corporation*	Gold, Tin
Mitsui Kinzoku Co., Ltd.	Gold
MMTC-PAMP India Pvt., Ltd.*	Gold
Modeltech Sdn Bhd	Gold, Tin
Moliren Ltd.*	Tungsten
Morris and Watson	Gold
Morris and Watson Gold Coast	Gold
Moscow Special Alloys Processing Plant	Gold
Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Gold
Navoi Mining and Metallurgical Combinat*	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
NH Recytech Company*	Gold
Niagara Refining LLC*	Tungsten
Nihon Material Co., Ltd.*	Gold
Nihon Material Corporation	Gold
Nihon Superior Co., Ltd.	Gold
Nyrstar Metals	Gold

Refinery or Smelter Name	3TG Material
O.M. Manufacturing (Thailand) Co., Ltd.*	Tin
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Gold
Ohura Precious Metal Industry Co., Ltd.*	Gold
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold
OJSC Novosibirsk Refinery	Gold
Old City Metals Processing Co., Ltd.	Tin
PAMP S.A.*	Gold
Pan Light Corporation	Tin
Pease & Curren	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
Philippine Chuangxin Industrial Co., Inc.*	Tungsten
Planta Recuperadora de Metales SpA*	Gold
Pongpipat Company Limited	Tin
Precious Metals Sales Corp.	Gold
Prioksky Plant of Non-Ferrous Metals	Gold
PT Aneka Tambang (Persero) Tbk*	Gold
PT Aries Kencana Sejahtera**	Tin
PT Artha Cipta Langgeng*	Tin
PT ATD Makmur Mandiri Jaya*	Tin
PT Babel Surya Alam Lestari*	Tin
PT Bangka Prima Tin	Tin
PT Bangka Serumpun*	Tin
PT Bangka Tin Industry	Tin
PT Belitung Industri Sejahtera	Tin
PT Bukit Timah*	Tin
PT Cipta Persada Mulia*	Tin
PT DS Jaya Abadi	Tin
PT Eunindo Usaha Mandiri	Tin
PT Inti Stania Prima	Tin
PT Justindo	Tin
PT Karimun Mining	Tin
PT Kijang Jaya Mandiri	Tin
PT Lautan Harmonis Sejahtera	Tin
PT Mitra Stania Prima*	Tin
PT NATARI	Tin
PT Panca Mega Persada	Tin
PT Prima Timah Utama*	Tin
PT Rajawali Rimba Perkasa*	Tin
PT Rajehan Ariq*	Tin
PT Refined Bangka Tin*	Tin
PT Sariwiguna Binasentosa*	Tin
PT Stanindo Inti Perkasa*	Tin
PT Sukses Inti Makmur**	Tin
PT Sumber Jaya Indah	Tin
PT Timah Tbk Kundur*	Tin
PT Timah Tbk Mentok*	Tin
PT Tinindo Inter Nusa*	Tin
PT Tirus Putra Mandiri	Tin
PT Tommy Utama	Tin
PT Wahana Perkit Jaya	Tin
PX Precinox S.A.*	Gold
QG Refining, LLC	Gold
Rand Refinery (Pty) Ltd.*	Gold
Realized the Enterprise Co., Ltd.	Gold

Refinery or Smelter Name	3TG Material
Refinery of Seemine Gold Co., Ltd.	Gold
Remondis Argentia B.V.	Gold
Republic Metals Corporation	Gold
Resind Industria e Comercio Ltda.*	Tin
Royal Canadian Mint*	Gold
Rui Da Hung*	Tin
SAAMP*	Gold
Safimet S.p.A*	Gold
Safina A.S.*	Gold
Sai Refinery	Gold
Samduck Precious Metals*	Gold
Samwon Metals Corp.	Gold
SAXONIA Edelmetalle GmbH	Gold
Schone Edelmetaal B.V.	Gold
SEMPSA Joyeria Plateria S.A.*	Gold
Shan Dong Huangjin	Gold
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Gold, Tin
Shandon Jin Jinyin Refining Limited	Gold
Shandong Hengbang Smelter Co., Ltd.	Gold
Shandong Humon Smelting Co., Ltd.	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shandong Yanggu Xiangguang Co., Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold
Shenzhen Heng Zhong Industry Co., Ltd.	Gold
Shenzhen Hong Chang Metal Manufacturing Factory	Tin
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold
Sichuan Tianze Precious Metals Co., Ltd.*	Gold
Sigma Tin Alloy Co., Ltd.	Tin
Singway Technology Co., Ltd.*	Gold
Sino-Platinum Metals Co., Ltd.	Gold
So Accurate Group, Inc.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold
Soft Metais Ltda.*	Tin
Solar Applied Materials Technology Corp.*	Gold
Solar Chemical Applied Materials Technology (KUN SHAN)	Gold
Solder Court Ltd.	Tin
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten
Sovereign Metals	Gold
Spectro Alloys Corp.	Tin
State Research Institute Center for Physical Sciences and Technology	Gold
Sudan Gold Refinery	Gold
Sumitomo Kinzoku Kozan K.K.	Gold
SungEel HiMetal Co., Ltd.*	Gold
Suntain Co., Ltd.	Gold
Super Dragon Technology Co., Ltd.	Gold
Super Ligas**	Tin
Suzhou Nuonengda Chemical Co., Ltd.	Tin
SuZhou ShenChuang recycling Ltd.	Gold
T.C.A S.p.A*	Gold
Taicang City Nancang Metal Material Co., Ltd.	Tin
Taiwan high-tech Co., Ltd.	Tin
TAIWAN TOTAI CO., LTD.	Gold
Taiwan's lofty Enterprises Ltd.	Tin
Tanaka Kikinzoku International*	Gold
TAP	Tin

Refinery or Smelter Name	3TG Material
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten
The Refinery of Shandong Gold Mining Co., Ltd.*	Gold
Three green surface technology limited company	Tin
Tianshui Ling Bo Technology Co., Ltd.	Tin
TIN PLATING GEJIU	Tin
Tokuriki Honten Co., Ltd.*	Gold
TONG LONG	Tin
Tongling Nonferrous Metals Group Co., Ltd.	Gold
Tony Goetz NV	Gold
TOO Tau-Ken-Altyn*	Gold
Top-Team Technology (Shenzhen) Ltd.	Tin
Torecom*	Gold
Tsai Brother industries	Gold
Tungsten Diversified Industries LLC	Tungsten
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Umicore Brasil Ltda.	Gold
Umicore Precious Metals Thailand*	Gold
Umicore S.A. Business Unit Precious Metals Refining*	Gold
Unecha Refractory metals plant*	Tungsten
United Precious Metal Refining, Inc.*	Gold
Universal Precious Metals Refining Zambia	Gold
Valcambi S.A.*	Gold
Viagra Di precious metals (Zhaoyuan) Co., Ltd.	Gold
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten
VQB Mineral and Trading Group JSC	Tin
Wang Ting	Gold
Welley	Tin
Western Australian Mint (T/a The Perth Mint)*	Gold
WIELAND Edelmetalle GmbH*	Gold
Wolfram Bergbau und Hutten AG*	Tungsten
Woltech Korea Co., Ltd.*	Tungsten
Wujiang City Luxe Tin Factory	Tin
Wuzhong Group	Gold
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Tin
Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten
Xiamen Tungsten Co., Ltd.*	Tungsten
Xianghualing Tin Industry Co., Ltd.	Tin
Xin Furukawa Metal ( Wuxi ) Co., Ltd.	Tin
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten
XURI	Tin
Yamakin Co., Ltd.*	Gold
Yamato Denki Ind. Co., Ltd.	Gold
Yifeng Tin	Tin
Yiquan Manufacturing	Tin
Yokohama Metal Co., Ltd.*	Gold
Yuecheng Tin Co., Ltd.	Tin
Yunnan Chengo Electric Smelting Plant	Tin
Yunnan Copper Industry Co., Ltd.	Gold
Yunnan Copper Zinc Industry Co., Ltd.	Tin
Yunnan Geiju Smelting Corp.	Tin
Yunnan Gold Mining Group Co., Ltd. (YGMG)	Gold
Yunnan Industrial Co., Ltd.	Tin
Yunnan Malipo Baiyi Kuangye Co.	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin

Refinery or Smelter Name	3TG Material
Zhaojun Maifu	Gold
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold
Zhongkuang Gold Industry Co., Ltd.	Gold
Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	Gold
Zhongshan Poison Material Proprietary Co., Ltd.	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold
Zhuhai toxic materials Monopoly Ltd.	Gold
Zhuzhou Smelting Group Co., Ltd	Gold

*RMI-Conforming

**RMI-Active

The refineries and smelters identified in the above table are located in the following countries:

Australia Belgium Brazil Canada Germany India Indonesia Italy Japan Kazakhstan Kingdom of Saudi Arabia Kyrgyzstan Lithuania Malaysia Mexico Myanmar Netherlands New Zealand

Peoples Republic of China

Philippines

Republic of Korea

Russian Federation

Singapore

South Africa

Sudan

Switzerland

Taiwan, Province of China

Thailand

Turkey

Uganda

United Arab Emirates

United States of America

Uzbekistan

Vietnam

Zambia

Zimbabwe

In view of the Russian Federation’s invasion of Ukraine, on March 31, 2022 we informed our suppliers that we have suspended purchasing products containing precious metal of Russian origin.

3.3   Design and Implementation of a Strategy to Respond to Risks

Of our 39 suppliers who indicated that we obtain from them products containing any 3TG, 36 sell us products containing gold, either exclusively or together with other component parts containing other 3TG. In response to the CMRT and follow-up inquiries, we determined that 37 of those 39 suppliers sourced some or all of their 3TG from RMI-conformant or RMI-approved refineries.

We will continue to work closely with our suppliers to mitigate the risk that any minerals contained in our products may have directly or indirectly supported conflict by encouraging and, when deemed practicable, requiring them to source only from sub-suppliers who are able to and do certify that their 3TG are supplied by identified smelters and refineries that participate in an independent validation scheme or appropriate institutional mechanism.

3.4   Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. We do support such audits, however, by encouraging our direct suppliers to source only from upstream suppliers who can certify that the 3TG they provide were processed by smelters and refineries which participate in an independent validation scheme or appropriate institutional mechanism.

3.5   Report on supply chain due diligence

As required by the Rule, the Company will file a public report annually on Form SD and, if required, a conflict minerals report.

4.   Efforts to determine mine or location of origin

Considering the Company’s position as a downstream purchaser of fully assembled products and components, we have determined that requesting our suppliers to complete the CMRT and provide information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain. Nevertheless, due to lack of complete information, the Company is unable to determine and to describe all facilities used to process the 3TG used in the products that we contract to have manufactured or the mine or country of origin of such 3TG. Nor have we been able to determine whether such 3TG come from recycled or scrap sources.

5.   Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence conducted to further mitigate the risk that any of the 3TG used in our products could benefit armed groups in the Covered Countries:

(i)	Continue to engage with our suppliers and direct them to training resources to improve the content of the supplier survey responses.

(ii)	Further engage our suppliers found to be sourcing from smelters or refineries that are not certified as conflict-free to use, as an alternative, certified conflict-free processing sources.

(iii)	Work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.